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                                                                EXHIBIT 10.3(b)

                          RIDER TO AGREEMENT OF LEASE


     Dated this 28 of November, 1999 by and between RDL Realty, as Landlord and Stampville.Com Inc. as Tenant.

     1. Upon the signing of this two year lease, all other leases made or executed by the above parties shall be null and void and shall have no effect upon either party.

     2. The term "Lease Year" shall be the period of duration commencing on the first day of the term of this lease and ending on the anniversary of said date. Tenant shall, at the end of the original lease term, have the option of renewing said lease, for an additional term of one
          (1) year or two (2) years.

     The "Annual Base Rent Rate" shall be the rent charged to the Tenant by Landlord for the first and second year Tenant occupies the premises as per the lease terms ($48,000.00).

     3. The Annual Base Rent Rate payable by Tenant during the terms of this lease shall be:

               $48,000.00, payable at the rate of $4,000.00 per month, as and for, the first and second years of the lease term.

     Thereafter each successive year, the Annual Base Rent Rate payable by the Tenant to the Landlord shall be the previously charged Annual Base Rent Rate plus 5% of the Annual Base Rent Rate, payable in equal monthly payments.

               $50,400.00 payable at the rate of $4,200.00 per month as and for the third year of the lease term;

               $52,920.00 payable at the rate of $4,410.00 per month as and for the fourth year of the lease term;

     4. The rent payments shall be due on the first day of the month. If the rent is paid on or after sixteenth day of the month, a charge of -- shall be due and owed to the Landlord from Tenant and said shall be considered additional rent.

     5. At the end of the original two (2) year lease term, if the Tenant elects to accept the optional lease period of two years, this lease and its terms shall remain in full force and effect and Tenant then agrees to abide by all the lease terms and regulations contained therein for the full lease term including the payment of the rental amounts stated above. Tenant must give notice to Landlord 60 days prior to the expiration of the original lease term stated herein, whether it will accept the option to renew and for the period such option shall apply. Notice must be in

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            writing and mailed to Landlord at its current business address by certified mail return receipt requested or by personal delivery.

      6. Should the Tenant hold over in possession after the expiration or sooner termination of the original lease term or of any extended term of this lease, such holding over shall not be deemed to extend the term or renew the lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

                  1/12 of the highest annual base rent rate as set forth in paragraph three of this Rider, multiplied by 1.5.

            The aforesaid provision of this Rider shall survive the expiration or sooner termination of this lease. The sum stated above, if due and owing shall be promptly paid by Tenant, without the right to any offset.

      7. All other obligations of the Tenant under this Rider to pay a sum of money in addition to the stated rent, shall be deemed to be additional rent and the Landlord shall have the same rights and remedies for non-payment thereof as upon a default in the payment of the annual base rent.

      8. Tenant shall make no alterations or modifications to the rented premises without the prior written consent of Landlord. Landlord shall not unreasonably withhold such consent.

      9. The terms of this Rider may only be modified in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement,


By: /s/ Maria Tommissetti                    By: /s/ C. Jonathan Malamud
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LANDLORD, RDL REALTY                         TENANT, STAMPVILLE.COM



DATED: NOVEMBER 28, 1999